EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 033-53801) of American Express Company of our report dated June 22, 2020 relating to the financial statements of American Express Retirement Savings Plan as of December 31, 2019, which appears in this Form 11-K.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
New York, New York
June 23, 2021